EXHIBIT 99.1

HLTH Contacts:
Investors:	Media:
Risa Fisher rfisher@hlth.com 201-414-2002	Jennifer Newman jnewman@hlth.com 212-624-3912
VIPS AWARDED ENTERPRISE SYSTEMS DEVELOPMENT (ESD) CONTRACT BY CMS
ESD Contract Vehicle makes ViPS Member of Select Group of Companies Permitted to Bid as Prime
Contractor on IT Development Work For CMS Over The Next 10 Years
Maximum of $4 Billion in Contract Value to be Awarded under ESD
ELMWOOD PARK, NJ (September 18, 2007) — HLTH Corporation’s (NASDAQ: HLTH) ViPS subsidiary today announced that ViPS has been selected as an information technology partner by the Centers for Medicare and Medicaid Services (CMS) in its new contracting vehicle named Enterprise Systems Development, or ESD. CMS is expected to procure a majority of their information technology development work for the next ten years under this new contract. CMS set a maximum ceiling of $4 billion on the value of contracts to be awarded under this vehicle. ViPS is one of 8 large business awardees.
The ESD contract is part of CMS’ vision to achieve a transformed and modernized healthcare system for its Medicare and Medicaid beneficiaries. CMS is faced with the challenge of responding to emerging healthcare IT trends, such as Federal Interoperability Standards, electronic and personal health records, transparency, new payment models, consumer-driven healthcare and regional and national health information networks.
The ESD partnering environment will focus on establishing and maintaining a collaborative business arrangement between CMS and its select partners, including ViPS, to advance performance, improve care quality and create value-driven, transparent healthcare in the United States.
“We are proud that CMS considers ViPS a partner who has long demonstrated a commitment to CMS and the public healthcare programs the agency administers,” stated Art Lehrer, President, ViPS. “We have a unique knowledge in the healthcare business and a strong reputation for delivering timely, high quality services. We are confident that we can provide the technical leadership to meet the demands of the future opportunities resulting from the ESD contract.”
About HLTH Corporation
HLTH Corporation’s (Nasdaq: HLTH) businesses are comprised of WebMD Health Corp. (Nasdaq: WBMD), ViPS and Porex. WebMD provides health information services for consumers, physicians, healthcare professionals, employers and health plans through its public and private online portals and health-focused publications. ViPS provides healthcare data management, analytics, decision- support and process automation solutions and related information technology services to governmental, Blue Cross Blue Shield and commercial healthcare payers. ViPS’ solutions and services help its clients improve patient outcomes, increase customer satisfaction and reduce costs. Porex is a developer, manufacturer and distributor of proprietary porous plastic products and components used in healthcare, industrial and consumer applications. In addition, HLTH owns a 48% minority interest in Emdeon Business Services, which provides solutions that automate the revenue and payment cycle for healthcare payers and providers.
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All statements contained in this press release, other than statements of historical fact, are forward-looking statements, including those regarding: our expectations concerning market opportunities and our ability to capitalize on them; and the amount and timing of the benefits expected from the contractual relationship referred to in this press release and from other potential sources of additional revenue. These statements speak only as of the date of this press release and are based on our current plans and expectations, and they involve risks and uncertainties that could cause actual future events or results to be different than those described in or implied by such forward-looking statements. These risks and uncertainties include those relating to: governmental contracting relationships generally as well as those relating specifically to governmental contracting relationships for the types of services provided by ViPS; changes in economic, political or regulatory conditions or other trends affecting the healthcare, Internet, information technology and plastics industries; and our ability to attract and retain qualified personnel. Further information about these matters can be found in our Securities and Exchange Commission filings. Except as required by applicable law or regulation, we do not undertake any obligation to update our forward-looking statements to reflect future events or circumstances.